Exhibit 10(d)

AMENDED AND RESTATED PERSONAL SUPPLEMENTAL EXECUTIVE

RETIREMENT SAVINGS PLAN

ADOPTED TO BE EFFECTIVE JANUARY 1, 2009;

MOST RECENTLY AMENDED ON MAY 8, 2013

Section 1—Establishment and Purpose

1.01	Effective January 1, 2009, The TDL Group Corp. establishes The TDL Group Corp. Personal Supplemental Executive Retirement Savings Plan (the “Savings Plan”), as amended and restated effective September 28, 2009, the terms and conditions of which are contained in this document.

1.02	The purpose of the Savings Plan is to provide designated employees of THI, TDL and/or Participating Affiliates (as defined below) with additional compensation to be saved for their retirements in accordance with and subject to the provisions and limitations of this Savings Plan.

1.03	In connection with the reorganization of THI USA as a Canada Business Corporations Act incorporated public company, THI has assumed all the rights and obligations of THI USA under this Savings Plan, effective upon the Merger Date.

Section 2—Definitions

2.01	“Administration Agreement” means the agreement between the Corporation and the Administrative Agent to be entered into on or prior to the Effective Date relating to the Administrative Agent’s responsibilities in connection with this Savings Plan.

2.02	“Administrative Agent” means the financial, or other institution selected by the Corporation to act as Administrative Agent for this Savings Plan.

2.03	“Affiliate” means any Person which is subsidiary to, or associated or affiliated with, THI where:

(a)	in the case of a Person that is a corporation, THI and/or its Affiliates beneficially own, directly or indirectly, shares representing 50% or more of the votes that may be cast to elect directors of such corporation;

(b)	in the case of a Person that is a limited partnership, the general partner of such limited partnership is an Affiliate of THI;

(c)	in the case of a Person that is a trust where the trustees have discretionary powers in respect of the trust assets, THI and/or its Affiliates have the right to elect or appoint a majority of the trustees of such trust; and

(d)	in the case of a Person other than a corporation, limited partnership or trust, THI and/or its Affiliates possess, directly or indirectly, at least a majority ownership interest in such Person and have the power to determine the policies and conduct of the management of such Person;

2.04	“Acknowledgment and Direction” means an irrevocable Acknowledgment and Direction executed by a Participant in the form attached hereto as Schedule A.

2.05	“Board” means the Board of Directors of THI, a committee thereof, including the HRCC, or any person authorized by the Board to act on its behalf.

2.06	“Business Day” means a day on which banks are open for business in the City of Toronto.

2.07	“CEO” means the Chief Executive Officer of the Corporation.

2.08	“Change in Control” means:

(a)	the direct or indirect acquisition of a majority of the voting shares of TDL or THI by any unaffiliated entity after the Effective Date;

(b)	the merger or amalgamation of TDL or THI into an unaffiliated entity the effect of which is that a majority of the voting shares of TDL or THI are acquired, directly or indirectly, by any unaffiliated entity after the Effective Date;

(c)	the acquisition of all or substantially all of the assets of TDL or THI by any unaffiliated entity after the Effective Date; or

(d)	with respect to any Participant who is and continues to be employed by an Affiliate other than THI or TDL, such employer ceasing to be an Affiliate of THI for any reason whatsoever;

provided that the following events shall be deemed not to constitute a Change in Control:

(e)	the amalgamation or merger of TDL, THI or an Affiliate with TDL, THI or an Affiliate;

(f)	the dissolution of TDL, THI or an Affiliate into TDL, THI or an Affiliate; or

(g)	the acquisition of all or substantially all of the assets or voting shares of TDL, THI or an Affiliate by an Affiliate.

2.09	“Corporation” means THI, TDL and any Affiliate, and their successors and assigns so long as such entities remain Affiliates; provided that, where any action is to be taken or decision to be made, “Corporation” shall mean only TDL.

2.10	“Earnings” means the aggregate of each Participant’s base salary and short-term incentive compensation (i.e., annual bonus) received during the Plan Year from the Corporation at the Vice President officer level or above for the Corporation or as otherwise designated by the HRCC from the Corporation, excluding special bonuses and allowances, as these terms are used by the Corporation in the ordinary course of its business and also excluding any amount paid or credited to the Participant’s Vested Account, Tax Free Savings Account, Registered Retirement Savings Plan or Notional Account pursuant to this Savings Plan during the Plan Year. For sake of greater clarity, “Earnings” does not include stock-based incentives granted to Participants or disability benefits paid to a Participant under the TDL Group Benefit Program or a similar program maintained for the benefit of employees of one or more Participating Affiliates. In addition, “Earnings” does not include any base salary and short-term incentive compensation received during the Plan Year by an Employee prior to becoming a Participant in this Savings Plan.

2.11	“Effective Date” means January 1, 2009.

2.12	“Employee” means an employee of the Corporation or a Participating Affiliate who is a Canadian resident for purposes of the Tax Act.

2.13	“HRCC” means the Human Resource and Compensation Committee.

2.14	“Merger Date” means September 28, 2009.

2.15	“Non-Vested Participant” means an Employee who has satisfied the eligibility conditions in Section 3.02 but has not yet completed three years of Service.

2.16	“Notional Account” means the notional account established by the Corporation or the Administrative Agent for a Non-Vested Participant pursuant to Section 6.01.

2.17	“Participant” means both a Vested Participant and a Non-Vested Participant.

2.18	“Participating Affiliate” means an Affiliate established or continued under Canadian law that has employees meeting the eligibility requirements to be able to participate in this Savings Plan.

2.19	“Permitted Investment” means one of the investments or portfolios that is listed in Appendix B or designated by the Corporation and the Administrative Agent pursuant to Section 5.02.

2.20	“Person” means an individual, partnership, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, pension fund, bank, trust company, loan company, insurance company, land trust, business trust or other organization, whether or not legal entities, and government and agency and any political subdivision thereof.

2.21	“Plan Year” means the calendar year.

2.22	“Recoupment Policy Relating to Performance-Based Compensation” means the recoupment policy originally adopted by the approval of the board of directors of Tim Hortons Inc., a Delaware corporation, on February 19, 2009 and adopted by the Board of New THI to be effective on September 28, 2009, as the same may be updated and amended thereafter.

2.23	“Registered Plan” means the defined contribution pension plan for, as the case may be, the employees of THI, TDL and certain other Participating Affiliates registered under the Pension Benefits Act of Ontario and the Tax Act.

2.24	“Registered Retirement Savings Plan” means a “registered retirement savings plan” within the meaning of the Tax Act established for a Vested Participant pursuant to Section 5.01 on terms acceptable to the Corporation.

2.25	“Savings Plan” has the meaning set forth in Section 1.01.

2.26	“Service” means a Participant’s period of employment with the Corporation commencing on the Participant’s date of hire. Service will not be considered to be broken by periods of absence (with or without pay), granted by the Corporation in accordance with its regular and established practices or by periods of absence while benefits are being paid to the Participant under the Corporation’s salary continuance or long term disability plan. For any Participant for whom a prior period of employment would be disregarded following a prior termination of such employment, the Corporation may, in its sole discretion, treat such prior and current periods of employment as Service.

2.27	“Tax Act” means the Income Tax Act (Canada), as amended.

2.28	“Tax Free Savings Account” means the account established for a Vested Participant pursuant to Section 5.01 on terms acceptable to the Corporation that is a “qualifying arrangement” for purposes of subsection 146.2(1) of the Tax Act.

2.29	“TDL” means The TDL Group Corp., a Nova Scotia unlimited liability company and its successors and assigns.

2.30	“TDL Group Benefit Program” means the TDL group benefits program G001 16072 issued by Manulife Financial, or such replacement policy or policies that the Corporation may arrange.

2.31	“TDL Supplemental Plan” means The TDL Group Corp. Amended and Restated Supplementary Retirement Plan, established effective November 1, 2006.

2.32	“THI” means Tim Hortons Inc., a Canada Business Corporations Act corporation, and its successors and assigns.

2.33	“THI Mergeco” means THI Mergeco Inc., a Delaware corporation.

2.34	“THI USA” means Tim Hortons Inc., a Delaware corporation.

2.35	“Total Disability” (or “Totally Disabled”) means a disability that qualifies a Participant for disability benefits under the TDL Group Benefit Program or a similar program maintained for the benefit of employees of one or more Participating Affiliates.

2.36	“Vested Account” means the account established for a Vested Participant pursuant to Section 5.01 on terms acceptable to the Corporation.

2.37	“Vested Participant” means an Employee who has satisfied:

(a)	the eligibility requirements of Section 3.01; or

(b)	the eligibility requirements of Section 3.03.

2.38	“Withholding Tax” means all taxes, charges, fees, levies and other amounts (whether federal, provincial, local or foreign), including Canada Pension Plan and Employment Insurance premiums or similar amounts, required to be deducted and withheld and remitted to the Canada Revenue Agency, any federal, provincial, local or foreign governmental authority in respect of any payment paid to a Participant or his or her estate.

2.39	“Yearly Amount” means:

(a)	for the 2009 Plan Year of a Participant whose contribution rate for 2008 under the TDL Supplemental Plan (as determined pursuant to Section 4.02(a) thereof) was at either 6% or 8% of Earnings, an amount equal to 10% of the Participant’s Earnings, less the amount of the Corporation’s contribution on the Participant’s behalf to the Registered Plan in the 2009 Plan Year;

(b)	for the 2009 Plan Year of a Participant whose contribution rate for 2008 under the TDL Supplemental Plan (as determined pursuant to Section 4.02(a) thereof) was at 22% of Earnings, an amount equal to 18% of the Participant’s Earnings, less the amount of the Corporation’s contribution on the Participant’s behalf to the Registered Plan in the 2009 Plan Year;

(c)	for the 2010 Plan Year of a Participant whose contribution rate for 2008 under the TDL Supplemental Plan (as determined pursuant to Section 4.02(a) thereof) was at 22% of Earnings, an amount equal to 15% of the Participant’s Earnings, less the amount of the Corporation’s contribution on the Participant’s behalf to the Registered Plan in the 2010 Plan Year; and

(d)	in all other cases, an amount equal to 12% of the Participant’s Earnings, less the amount of the Corporation’s contribution on the Participant’s behalf to the Registered Plan in the applicable Plan Year.

In this Savings Plan, words importing the singular number include the plural and vice versa; and, references to a Section or Sections means a Section or Sections in this Savings Plan.

Section 3—Participation

3.01	Participants on the Effective Date

Each Employee of the Corporation who was an active member of the TDL Supplemental Plan immediately before the Effective Date and who has delivered an Acknowledgment and Direction to the Corporation with effect from the Effective Date:

(a)	shall become a Vested Participant in the Savings Plan on the Effective Date, provided that such Employee has completed three years of Service; or

(b)	shall become a Non-Vested Participant in the Savings Plan on the Effective Date, where such Employee has not completed three years of Service.

Appendix A to the Savings Plan lists the Participants as of the Effective Date.

3.02	Participants After the Effective Date

Each Employee of the Corporation who after the Effective Date:

(a)	is an individual who is promoted to or hired at the Vice President officer level or above for the Corporation or a Participating Affiliate, or who is otherwise designated as a Participant by the HRCC as eligible for participation in the Savings Plan;

(b)	is a member of the Registered Plan; and

(c)	has delivered an Acknowledgment and Direction to the Corporation,

shall become a Non-Vested Participant in the Savings Plan on the first day of the month coincident with or next following the month in which the Employee becomes eligible for participation in the Savings Plan in accordance with this Section 3.02.

3.03	Becoming a Vested Participant

Each Non-Vested Participant shall become a Vested Participant on the earlier of:

(a)	the day that the Non-Vested Participant has completed three years of Service; or

(b)	a Change of Control,

provided that, in each case, the Participant has delivered a signed Acknowledgement and Direction to the Corporation.

3.04	Other Employee Plans

Notwithstanding anything to the contrary herein, an Employee is not eligible to participate in the Savings Plan during any period of employment in which the Employee is a participant of a plan or arrangement maintained by the Corporation or an Affiliate that provides additional salary, wages or retirement benefits, which the Corporation designates as a plan or arrangement that precludes its participants from participating in the Savings Plan.

Section 4—Payments To Vested Accounts

4.01	Participant Contributions

Subject to Section 4.04, a Participant may only make contributions to the Savings Plan out of the additional compensation paid to the Participant by the Corporation pursuant to this Savings Plan, which the Participant directs to the Participant’s Vested Account, Tax Free Savings Account or Registered Retirement Savings Plan in accordance with the Participant’s Acknowledgment and Direction and the provisions of this Savings Plan.

4.02	Corporation Payments to Vested Participants

No later than the 15th day of the third month following the end of each Plan Year, the Corporation shall, in accordance with the Vested Participant’s Acknowledgment and Direction and subject to Section 4.03, pay the Yearly Amount, less applicable Withholding Taxes, to the Vested Account of each Vested Participant who was actively employed as an Employee and who had not attained age 69 at the end of such Plan Year (including a Vested Participant who became a Vested Participant in that Plan Year).

4.03	Tax Free Savings Account and Registered Retirement Savings Plan

In any Plan Year, a Participant may direct the Corporation, as agent for the Participant, to pay all or a portion of any amount that would otherwise be paid to the Participant’s Vested Account pursuant to Sections 4.02 or Section 6.03 in a Plan Year to the Participant’s Tax Free Savings Account and/or Registered Retirement Savings Plan, by providing direction to the Corporation on the form attached hereto as Schedule B; provided that (a) the aggregate of all amounts paid to the Participant’s Tax Free Savings Account under this Section 4.03 together with any other contributions by the Participant to the Tax Free Savings Account or any other tax free savings account established by the Participant in a Plan Year may not exceed the “TFSA dollar limit” in subsection 207.01(1) of the Tax Act for that Plan Year and (b) the aggregate of all amounts paid to the Participant’s Registered Retirement Savings Plan under this Section 4.03 together with any other contributions by the Participant to the Registered Retirement Savings Plan or any other registered retirement savings plan in a Plan Year may not exceed the Participant’s “RRSP deduction limit” (within the meaning of subsection 146(1) of the Tax Act) for the Plan Year. For greater certainty, all amounts paid under this Savings Plan to a Participant’s Tax Free Savings Account or Registered Retirement Savings Plan are contributions of the Participant and not the Corporation to such Tax Free Savings Account or Registered Retirement Savings Plan, as the cases may be.

4.04	Contribution of TDL Supplemental Plan Balances

Any Participant who was a Participant under the TDL Supplemental Plan and who received a cash distribution, net of any applicable Withholding Tax, on the liquidation and wind-up of the TDL Supplemental Plan (the “Wind-up Funds”) may deposit all or a portion of the Wind-up Funds into his or her Vested Account, Tax Free Savings Account and/or his or her Registered Retirement Savings Plan within 30 days of the Effective Date in the manner determined by the Corporation, provided that the Participant has given written notice to the Corporation of his or her intention to make such a deposit no later than 45 days after the Effective Date. Any funds so deposited to the Vested Account, Tax Free Savings Account or Registered Retirement Savings Plan will be subject to the provisions of this Savings Plan.

Section 5—Vested Accounts, Tax Free Savings Accounts and Registered Retirement Savings Plans

5.01	Vested Participant’s Account

Each Vested Participant shall establish a Vested Account and, if desired, a Tax Free Savings Account and/or Registered Retirement Savings Plan with the Administrative Agent, into which payments under Sections 4.02 and 6.03 of this Savings Plan shall be made, Permitted Investments acquired pursuant to Section 5.02 shall be held, and that shall otherwise be subject to the terms of this Savings Plan.

5.02	Permitted Investments

Subject to the Administration Agreement:

(a)	Appendix B sets forth the investments in which the Participants may invest the funds held in their Vested Accounts, Tax Free Savings Accounts and Registered Retirement Savings Plans (“Permitted Investments”);

(b)	at any time and from time to time, the Corporation and the Administrative Agent may, in accordance with the Administration Agreement, designate one or more additional Permitted Investments; and

(c)	the Corporation and the Administrative Agent may cause an investment to cease to be a Permitted Investment; however, unless otherwise required by the Administrative Agent, any Vested Participant who holds such a Permitted Investment in his or her Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan shall not be required to sell the investment because it ceases to be a Permitted Investment in accordance with this Section 5.02(c).

5.03	Investment Elections

Subject to the Administration Agreement:

(a)	each Vested Participant shall have the right and obligation to designate the Permitted Investments in which the funds in his or her Vested Account, Tax Free Savings Account and Registered Retirement Savings Plan will be invested;

(b)	a Vested Participant may change the designation made under Section 5.03(a) or transfer an amount invested in one Permitted Investment to another Permitted Investment by filing an election with the Administrative Agent in a manner prescribed by the Administration Agreement or which is otherwise acceptable to the Administrative Agent;

(c)	if a Vested Participant does not make an election with respect to the investment of the funds in his or her Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan, the Vested Participant shall be deemed to have elected a short-term interest fund or the Permitted Investment that is designated under Section 5.02 which, in the opinion of the Corporation, is most similar to a short-term interest fund; and

(d)	the Corporation may establish rules, regulations and procedures regarding the Permitted Investments as it deems appropriate in its sole discretion, provided that no such rule, regulation or procedure may be enacted if it would cause (i) a Tax Free Savings Account to cease to be a “qualifying arrangement” within the meaning of subsection 146.2(1) of the Tax Act, (ii) cause the Permitted Investments held by any Registered Retirement Savings Plan to be “non-qualifying investments” within the meaning of subsection 146(2) of the Tax Act, or (iii) would cause this Savings Plan to be a “salary deferral arrangement”, “employee benefit plan” or “retirement compensation arrangement” as defined in subsection 248(1) of the Tax Act.

5.04	Expenses

(a)	Participant Taxes:

Each Participant is solely responsible for the payment and reporting of all taxes payable in respect of amounts paid or credited to the Participant under this Savings Plan, and any taxes payable in respect of the Participant’s Vested Account, Tax Free Savings Account or Registered Retirement Savings Plan (or penalties and interest in respect of such taxes), provided that Withholding Taxes shall be withheld out of amounts payable to the Participants hereunder, and the Person making such Withholding Taxes will make any reporting in respect of such Withholding Taxes. For greater certainty, each Participant is solely responsible for any taxes, penalties and other charges that are imposed in the event that the amounts paid or credited to the Participant’s Tax Free Savings Account or Registered Retirement Savings Plan in a Plan Year exceed the “TFSA dollar limit” or “RRSP Deduction Limit”, as the case may be, for such Plan Year, and the Corporation shall not be responsible for any such taxes, penalties or other charges.

(b)	Account Expenses:

Each Participant shall be solely responsible for the costs and expenses relating to the establishment, maintenance and operation of the Participant’s Vested Accounts, Tax Free Savings Accounts and Registered Retirement Savings Plans.

(c)	Corporation Expenses:

Subject to the foregoing, the Corporation shall pay all other costs and expenses related to the establishment, maintenance and operation of the Savings Plan.

Section 6—Bonuses to Non-Vested Participants; Notional Accounts

6.01	Timing of Bonus

(a)	No later than the 15th day of the third month following the end of each Plan Year, the Corporation shall, in accordance with and subject to this Section 6, declare a bonus effective as of the last Business Day of such Plan Year equal to the Yearly Amount to each Non-Vested Participant who was actively employed as an Employee and who had not attained age 69 at the end of such Plan Year. Any such bonus will be in respect of the services rendered by such Participant during such Plan Year, provided that such bonus shall be subject to the provisions and limitations of this Savings Plan and, as such, shall be recorded in the Notional Account of the Non-Vested Participant.

(b)	The CEO or the Board, in the case of the CEO, if applicable, has the sole and absolute discretion whether any bonus will be declared to a Non-Vested Participant pursuant to this Savings Plan during any Plan Year and may further reduce the amount that would otherwise be credited to a Non-Vested Participant’s Notional Account if the Non-Vested Participant does not report for his or her employment for any reason or does not perform to the Corporation’s expectations.

6.02	Notional Accounts

Either the Corporation or the Administrative Agent shall establish and maintain in its records a Notional Account for each Non-Vested Participant that records the aggregate of all amounts recorded to the Notional Account pursuant to Section 6.01 or Section 8.01.

6.03	Payments at Vesting

(a)	In addition to any payments made in accordance with Section 4.02, the Corporation shall, in accordance with the Participant’s Acknowledgment and Direction and subject to Section 4.03, pay to the Vested Account of a Participant the total balance in that Participant’s Notional Account, less applicable Withholding Taxes, on or before the earlier of: (i) the last Business Day of the Plan Year in which the Participant becomes a Vested Participant; and (ii) the last Business Day of the Plan Year that is three years after the Plan Year in respect of which an amount was first recorded in the Participant’s Notional Account; and

(b)	upon making the payment contemplated by Section 6.03(a), the Corporation shall notify the Administrative Agent, if applicable, and the balance in the Participant’s Notional Account shall be reduced to nil and such Notional Account shall thereupon be terminated.

6.04	Payments Prior to Vesting

(a)	Triggering Event Payments

Notwithstanding any other provision herein to the contrary, if any of the following events occur during any Plan Year (each a “Triggering Event”):

(i)	the Non-Vested Participant’s employment is terminated for any reason, including retirement, after the Participant attains age 65;

(ii)	the Non-Vested Participant’s employment is terminated following a period of Total Disability;

(iii)	the Non-Vested Participant’s employment is terminated by the Corporation without cause prior to the date of a Change in Control, a Change of Control occurs after the termination, and the Non-Vested Participant reasonably demonstrates that the termination: (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control; or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which was threatened or proposed;

(iv)	the Non-Vested Participant dies; or

(v)	in such other circumstances as the HRCC may, in its sole discretion, determine; then,

the Corporation shall, on the last day of the first full month following the occurrence of the Triggering Event, notify the Administrative Agent, if applicable, and pay to the Non-Vested Participant, or, in the case of the Triggering Event in Section 6.04(a)(iv), his or her estate, the total balance in that Participant’s Notional Account, less applicable Withholding Taxes. In addition to the foregoing, in the case of a Triggering Events other than the Triggering Event in Section 6.04(a)(ii), the Corporation shall also, on the last day of the first full month following the occurrence of the Triggering Event, pay to the Non-Vested Participant, or, in the case of the Triggering Event in Section 6.04(a)(iv), his or her estate, an amount calculated in accordance with Subsection 4.02 as though the Participant was a Vested Participant who was actively employed by the

Corporation at such time, based on the Participant’s Earnings for the period from the commencement of the Plan Year in which the Triggering Event occurred to the date of the Triggering Event, less applicable Withholding Taxes. For greater certainty, in the case of a Triggering Event in Section 6.04(a)(ii), the Corporation shall also make the payment to the Participant in accordance with Section 8.01(a)(i) (based on the Participant’s Earnings for periods of active employment), as though the Participant was a Vested Participant at that time, provided that in the case of termination of employment due to Total Disability as described in Section 6.04(a)(ii), no return to active employment shall be required.

(b)	Termination

Except as otherwise provided in this Section 6.04, a Non-Vested Participant whose employment is terminated for any reason is not entitled to any payment under the Savings Plan, and the balance in the Non-Vested Participant’s Notional Account as at the date of such termination shall be reduced to nil without any payment.

Section 7—Termination and Retirement

7.01	General

Regardless of the manner of a Participant’s termination of employment (i.e., whether without cause, for cause or otherwise, including if a Participant has been found by a court of competent jurisdiction to have been wrongfully terminated), the Participant will not be entitled to make contributions to the Savings Plan, nor will the Corporation be obligated or required to make contributions to the Savings Plan for any period extending after the Participant’s termination date. For greater clarity, a Participant shall not be entitled to make any contributions or receive contributions to the Savings Plan from the Corporation during any period of “notice” of termination and/or as part of any payment or contribution in lieu of notice of termination. With respect to the latter, no such payment or contribution that the Participant may receive will have any component for damages representing any such contributions by the Participant or the Corporation.

7.02	Vested Participant’s Accounts

(a)	In accordance with the Acknowledgment and Direction of the Participant, each Vested Participant will direct the Administrative Agent to hold the Permitted Investments in the Vested Participant’s Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan until such time as the Administrative Agent is notified by the Corporation that:

(i)	the Participant’s employment was terminated for any reason;

(ii)	the Participant’s employment is terminated following a period of Total Disability;

(iii)	the Savings Plan is terminated;

(iv)	the Participant dies; or

(v)	in such other circumstances as the HRCC may, in its sole discretion, determine.

(b)	At any time and from time to time following the delivery of the notice described in Section 7.02(a) in respect of a Vested Participant, the Vested Participant may:

(i)	direct the Administrative Agent to sell any of the Permitted Investments held in the Vested Participant’s Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan;

(ii)	pay any or all of the money in the Vested Participant’s Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan to the Vested Participant or such other person as the Vested Participant may direct;

(iii)	transfer the Permitted Investments in the Vested Participant’s Vested Account to the Vested Participant or such other person as the Vested Participant may direct;

(iv)	transfer the Permitted Investments in the Tax Free Savings Account to another tax free savings account designated by the Vested Participant; and

(v)	transfer the Permitted Investments in the Registered Retirement Savings Plan to another registered retirement savings plan designated by the Vested Participant.

7.03	Additional Payments During a Plan Year

Notwithstanding any other provision herein to the contrary, if a Vested Participant:

(a)	retires from employment after the Vested Participant has attained age 60 and has completed at least 10 years of Service with the Corporation or a Participating Affiliate;

(b)	retires from employment after the Vested Participant has attained age 65;

(c)	is terminated following a Change in Control;

(d)	is terminated by the Corporation without cause prior to the date of a Change in Control, a Change of Control occurs after the termination, and the Vested Participant reasonably demonstrates that the termination: (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control; or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which was threatened or proposed; or

(e)	dies; then,

the Corporation shall, on the last day of the first full month following the occurrence of an event described in paragraphs 7.03(a) to (e), pay to the Vested Participant, or his or her estate, as applicable, an amount that is equal to the payment calculated in accordance with Subsection 4.02, based on the Vested Participant’s Earnings for the period from the commencement of the Plan Year in which such event occurred to the date of such event, less Withholding Tax.

Section 8—Total Disability

8.01	Total Disability

(a)	If a Participant becomes Totally Disabled during a Plan Year and returns to active employment with the Corporation during that Plan Year or a subsequent Plan Year, then the Corporation shall:

(i)

in the case of a Vested Participant, pay an amount to the Vested Participant’s Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan in accordance with Section 4.02 or Section 4.03, as applicable, based on the Vested Participant’s Earnings for the periods of his or her active employment with the Corporation during the Plan Year or Plan Years, as applicable, in which the Vested Participant became or continued to be Totally Disabled, but nonetheless performed services for at least part of such Plan Year or Plan Years; and

(ii)	in the case of a Non-Vested Participant, declare a bonus to the Non-Vested Participant in accordance with Section 6.01 based on the Non-Vested Participant’s Earnings for the periods of his or her active employment with the Corporation during the Plan Year or Plan Years, as applicable, in which the Non-Vested Participant became or continued to be Totally Disabled, but nonetheless performed services for at least part of such Plan Year or Plan Years, which shall be recorded in the Non-Vested Participant’s Notional Account.

(b)	If a Vested Participant becomes Totally Disabled and their employment is terminated as a result of becoming Totally Disabled, then the Corporation shall notify the Administrative Agent in accordance with Section 7.02, and the Corporation will pay an amount to the Participant in accordance with Section 8.01(a)(i) for periods of active employment with return to active service not required. If a Non-Vested Participant becomes Totally Disabled and their employment is terminated as a result of becoming Totally Disabled, then the Corporation shall notify the Administrative Agent in accordance with Section 6.04, and the Corporation will pay an amount to the Participant in accordance with Section 8.01(a)(i) for periods of active employment (as if the Participant were a Vested Participant) with return to active service not required.

Section 9—Administration of the Savings Plan

9.01	Responsibility for Administration

(a)

The HRCC shall be responsible for the overall administration, interpretation and application of this Savings Plan, and all decisions of the HRCC in connection with the administration of the Savings Plan shall be final and binding upon each Participant. The HRCC may enact such rules and regulations relating to the operation of the Savings Plan as it considers necessary for the carrying out of its provisions and may amend or revoke such rules and regulations from time to time, provided that any such rules and regulations and amendments thereto will not: (A) be inconsistent with the terms of this Savings Plan; (B) cause a Tax Free Savings Account established in connection with this Savings Plan to cease to be a “qualifying arrangement” within the meaning of subsection 146.2 of the Tax Act; (C) cause a Registered Retirement Savings Plan to hold a “non-qualifying investment” within the meaning of subsection 146(2) of the Tax Act; or (D) cause this Savings Plan to be a “salary deferral arrangement”, “employee benefit plan” or “retirement compensation arrangement” as defined in subsection 248(1) of the Tax Act.

(b)	This Savings Plan is intended for Participants who are residents of Canada for purposes of the Tax Act. The Corporation has the right to modify the terms of any award, payment, or credit made hereunder, amend any of the terms hereof, or suspend or terminate this Savings Plan with respect to any individual Participant who becomes a non-resident of Canada for purposes of the Tax Act or who, in its opinion, is subject to the taxation laws of a country other than Canada, including without limitation Section 409A of the Internal Revenue Code of 1986, on amounts paid or credited in accordance with this Savings Plan.

9.02	Delegation of Duties

The HRCC may delegate certain duties with respect to the administration of the Savings Plan to such committee or person or persons as it may determine, whether or not the member of the committee or the person or persons are employees, officers or directors of the Corporation. The Corporation may authorize the committee, person or persons so determined by it to act on its behalf and to execute instruments on its behalf.

Section 10—General Provisions

10.01	Rights of Employee

Participation in this Savings Plan does not confer on the Participant any rights that the Participant did not otherwise possess as an Employee, except to such benefits as have specifically accrued to the Participant under the terms of the Savings Plan. Nothing contained in the Savings Plan shall be deemed to give the Participant the right to be retained in the employ of the Corporation or to interfere with the right of the Corporation to discharge the Participant at any time without regard to the effect that such discharge might have upon the Participant under the Savings Plan.

10.02	Non-Alienation

Except as otherwise provided in this Savings Plan, all payments made under the terms of the Savings Plan are for the Participant’s own use and benefit, are not capable of assignment or alienation, and do not confer upon the Participant, the Participant’s personal representative or dependent, or any other person, any right or interest in the benefit or deferred benefit that is capable of being assigned or otherwise alienated.

10.03	Recoupment Policy Relating to Performance-Based Compensation

Notwithstanding anything to the contrary contained herein, any payment made hereunder to, or to the benefit of, a Participant is subject to the Corporation’s right to reclaim any performance-based portion of such payment in the event of a financial restatement in accordance with the Corporation’s Recoupment Policy Relating to Performance-Based Compensation adopted by the Board, as amended from time.

10.04	Records

Whenever used for the purposes of the Savings Plan, the records of the Corporation will be deemed to be conclusive as to the facts with which they are concerned.

10.05	Applications, Notices and Elections

Any application, notice, or election under the Savings Plan shall be made, given, or communicated, as the case may be, in such manner as the Corporation may determine.

10.06	Construction

The Savings Plan and all rights thereunder will be governed, construed, and administered in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 11—Amendment To or Termination of the Savings Plan

11.01	Amendment or Termination of the Savings Plan

Subject to the approval of THI, the Corporation intends to maintain the Savings Plan in force indefinitely, but, nevertheless, reserves the sole right to amend or terminate the Savings Plan in whole or in part at any time, provided, however, that any amount that is payable to a Participant under the Savings Plan immediately prior to the date of the amendment or termination shall not be reduced by such amendment or termination. For greater certainty, the Vested Account, the Tax Free Savings Account and the Registered Retirement Savings Plan of each Vested Participant are the Participant’s accounts and, except as provided by Section 7.02, will not otherwise affected by such termination.

11.02	Notice of Termination

Should the Savings Plan be terminated at any time, the Corporation shall immediately notify the Administrative Agent of such termination for purposes of Section 7.02.

11.03	Wind-Up or Bankruptcy of the Corporation

In the event that THI or the Corporation at any time files an assignment in bankruptcy, has a petition into bankruptcy filed on its behalf, is in receivership or is wound-up (other than in a reorganization with or involving an Affiliate where all or substantially all of its assets are transferred to an Affiliate or otherwise is effected for restructuring the group of companies of which THI is a part), the Savings Plan shall be deemed to be fully terminated and the Corporation shall be deemed to have been given notice of the Savings Plan’s termination immediately prior to such time to the Administrative Agent. For greater certainty, the Vested Account, the Tax Free Savings Account and the Registered Retirement Savings Plan of each Vested Participant are the Participant’s accounts and are not to be subject to the claims of creditors of THI or the Corporation.

Appendix “A” – List of Participants as of the Effective Date

Participant Name
■

Appendix “B” – List of Permitted Investments

Permitted Investments
■

Schedule “A” – Acknowledgment and Direction

TO:	THE TDL GROUP CORP. (the “Corporation”)
AND TO:	■ (the “Administrative Agent”)

WHEREAS, as of the date hereof, the undersigned qualifies under the Corporation’s Personal Supplemental Executive Retirement Savings Plan (the “Plan”) as a Participant (as defined in the Plan);

AND WHEREAS the undersigned has received and reviewed a copy of the Plan and desires to participate in the Plan as a Participant;

AND WHEREAS capitalized terms used and not otherwise defined in this Acknowledgment and Direction have the meanings given to such terms in the Plan;

NOW THEREFORE,

(a) The undersigned acknowledges that he or she will be receiving amounts under the Plan after he or she becomes Vested Participant, and that he or she will direct such amounts be paid to the undersigned’s Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan in accordance with the terms of this Acknowledgment and Direction and the Plan.

(b) The undersigned acknowledges that the Corporation will deduct and withhold all applicable Withholding Taxes from amounts directed to the undersigned’s Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan.

(c) Subject to Section 4.03 of the Plan, the undersigned hereby directs the Corporation to pay any amounts payable to the undersigned under Sections 4.02 and 6.03 of the Plan to the undersigned’s Vested Account.

(d) The undersigned acknowledges that he or she will cause all funds held in the undersigned’s Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan to be invested exclusively in Permitted Investments.

(e) The undersigned directs the Administrative Agent not to disburse any amount from his or her Vested Account, Tax Free Savings Account and/or Registered Retirement Savings Plan until such time as the Corporation gives notice to Administrative Agent in accordance with the Plan.

(f) This Acknowledgment and Direction is irrevocable.

Dated as of the             day of                     ,             .

SIGNED, SEALED & DELIVERED in the presence of:		(seal)
Witness	Name

Schedule “B” – Tax Free Savings Account/Registered Retirement Savings Plan – Acknowledgment and Direction

TO:	THE TDL GROUP CORP. (THE “CORPORATION”)
AND TO:	■ (THE “ADMINISTRATIVE AGENT”)

WHEREAS, the undersigned is entitled to receive $                    (the “Payment”) no later than the 15th day of the third month following the end of the Corporation’s fiscal year (the “Plan Year”) in accordance with the Personal Supplemental Executive Retirement Savings Plan (the “Plan”);

AND WHEREAS, in accordance with Section 4.03 of the Plan, the undersigned wishes to contribute $                    of the Payment to the Tax Free Savings Account and $                    to the Registered Retirement Savings Plan established for the undersigned in accordance with the Plan;

AND WHEREAS capitalized terms used and not otherwise defined in this Acknowledgment and Direction have the meanings given to such terms in the Plan;

NOW THEREFORE:

(a) The undersigned directs the Corporation to pay $                    from the Payment to the undersigned’s Tax Free Savings Account and to pay $                    from the payment to the undersigned’s Registered Retirement Savings Plan.

(b) The undersigned certifies that the amount it directs the Corporation to pay to the undersigned’s Tax Free Savings Account together with any other contributions from any source that have been or will be made by the undersigned to the Tax Free Savings Account or any other tax free savings account established by the undersigned during the Plan Year does not and will not exceed the TFSA dollar limit as defined in subsection 207.01(1) of the Tax Act for the Plan Year.

(c) The undersigned acknowledges that any taxes, penalties or other charges that are imposed in the event that the amounts paid or credited to the undersigned’s Tax Free Savings Account exceed the “TFSA dollar limit” for such Plan Year are the sole responsibility of the undersigned and not those of the Corporation.

(d) The undersigned certifies that the amount it directs the Corporation to pay to the undersigned’s Registered Retirement Savings Plan together with any other contributions from any source that have been or will be made by the undersigned to the Registered Retirement Savings Plan or any other registered retirement savings plan during the Plan Year does not and will not exceed the undersigned’s “RRSP Deduction Limit” (within the meaning of subsection 146(1) of the Tax Act) for the Plan Year.

(e) The undersigned acknowledges that any taxes, penalties or other charges that are imposed in the event that the amounts paid or credited to the undersigned’s Registered Retirement Savings Plan exceed the “RRSP Deduction Limit” for such Plan Year are the sole responsibility of the undersigned and not those of the Corporation.

(f) This Acknowledgment and Direction is irrevocable.

Dated as of the             day of                     ,             .

SIGNED, SEALED & DELIVERED in the presence of:		(seal)
Witness	Name